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EX-5.1
OPINION OF JAMES S. HEISER

                                   EXHIBIT 5.1
                      [LETTERHEAD OF DUCOMMUN INCORPORATED]

                                October 29, 2001

Ducommun Incorporated
111 West Ocean Boulevard, Suite 900
Long Beach, California  90802

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

        You have requested my legal opinion with respect to the 2001 Stock Incentive Plan (the "Plan") covering 475,000 shares of common stock, par value $.01 per share (the "Common Stock") of Ducommun Incorporated (the "Company"), as approved the Board of Directors of the Company on March 13, 2001 and by the stockholders of the Company on May 2, 2001.

        For purposes of this opinion, I have examined the Plan, the relevant resolutions of the Board of Directors and of the stockholders of the Company, and the registration statement on Form S-8 proposed to be filed with the Securities and Exchange Commission with respect to the registration of 475,000 shares of Common Stock under the Plan. I have also conducted such other legal and factual examinations and inquires and obtained such certificates and assurances from officers and representatives of the Company as I deemed appropriate under the circumstances.

        Based upon such examination and subject to the foregoing, I am of the opinion that:

        1. The Plan has been duly and validly authorized by the Company under Delaware General Corporation Law.

        2. Shares of Common Stock of the Company, when issued, delivered and paid for pursuant to and in accordance with the terms and conditions of the Plan and in the manner described in the registration statement, will be duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.

        This opinion is being delivered to the Company in connection with the filing of the registration statement referred to above, and may not be used or relied upon by anyone other than the Company and may not be quoted in whole or in part without my prior written consent. I hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above.

                                       Sincerely,

                                       /s/ James S. Heiser
                                       ----------------------------------------
                                       James S. Heiser
                                       General Counsel